UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

CAPITAL CITY BANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (850) 671-0300

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K

CURRENT REPORT

5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On January 26, 2017, the Board of Directors (the “Board”) of Capital City Bank Group, Inc. (the “Registrant”) appointed Stanley W. Connally, Jr., Eric Grant and Laura Johnson (collectively, the “New Directors”) as independent directors. Messrs. Connally and Grant will each serve on the Board as Class II directors with a term expiring at the Registrant’s annual meeting in 2017. Ms. Johnson will serve as a Class III director with a term expiring at the Registrant’s annual meeting in 2018. In connection with the appointment of the New Directors, the Board increased its size to 13 directors. There is no arrangement or understanding between any of the New Directors and any other person pursuant to which any of the New Directors was appointed to the Board. As of the date of this filing, the Board has not determined whether it will appoint any of the New Directors to any committees of the Board. None of the New Directors is a party to any transaction that would be required to be disclosed under Section 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date: January 31, 2017	By:	/s/ Thomas A. Barron
Thomas A. Barron,
Treasurer and President of
Capital City Bank